Exhibit (s)

Power of Attorney

I, Stephen H. Penman, the undersigned Director of UBS Tamarack International Fund, L.L.C, UBS Credit Recovery Fund, L.L.C. and UBS M2 Fund, L.L.C. (the "Funds"), hereby authorize each of Robert F. Aufenanger, Stephen Roussin and Douglas A. Lindgren, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for each of the Funds and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: _/s/ Stephen H. Penman__________

Name: Stephen H. Penman
Title:	Director

Dated as of March 7, 2008

Power of Attorney

I, George W. Gowen, the undersigned Director of UBS Tamarack International Fund, L.L.C, UBS Credit Recovery Fund, L.L.C. and UBS M2 Fund, L.L.C. (the "Funds"), hereby authorize each of Robert F. Aufenanger, Stephen Roussin and Douglas A. Lindgren, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for each of the Funds and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: _/s/ George W. Gowen___________

Name: George W. Gowen
Title:	Director

Dated as of March 7, 2008